UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2016

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)

855-979-2012

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of WPX Energy, Inc. (the “Company”) held on May 19, 2016, the following actions took place.

1.	Election of Directors. The Company’s stockholders reelected Ms. Lubel and Messrs. Carrig, Granberry, Kindick, Kurz, Lentz, Lowrie, and Work as directors of the Company for a one-year term based on the following votes.

Nominee	For	Against	Abstain	Broker Non-Votes
John A. Carrig	200,976,980	1,099,045	581,813	36,644,786
William R. Granberry	199,699,632	2,379,255	578,951	36,644,786
Kelt Kindick	200,955,968	1,113,426	588,444	36,644,786
Karl F. Kurz	200,921,784	1,144,601	591,453	36,644,786
Henry E. Lentz	199,708,584	2,361,441	587,813	36,644,786
William G. Lowrie	200,697,136	1,367,905	592,797	36,644,786
Kimberly S. Lubel	195,521,509	6,547,033	589,296	36,644,786
David F. Work	199,701,422	2,362,865	593,551	36,644,786

2.	Say on Pay. The Company’s stockholders approved, on a non-binding advisory basis, the Company’s executive compensation based on the following votes.

For	Against	Abstain	Broker Non-Votes

194,769,565	7,181,141	707,132	36,644,786

3.	Ratification of Appointment of Auditors. The Company’s stockholders approved the ratification of the appointment of Ernst & Young LLP as the independent public accounting firm for the Company for the year ending December 31, 2016, based on the following votes.

For	Against	Abstain	Broker Non-Votes

237,684,857	918,684	699,083	0

4.	Stockholder Proposal. The Company’s stockholders did not approve the stockholder proposal regarding reporting of the Company’s efforts to monitor and manage methane emissions based on the following votes.

For	Against	Abstain	Broker Non-Votes

85,748,456	82,990,109	33,919,273	36,644,786

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX Energy, Inc.

Date: May 20, 2016	By:	/s/ Stephen E. Brilz
	Name:	Stephen E. Brilz
	Title:	Vice President and Corporate Secretary